UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2008
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5100 Tennyson Parkway
Suite 1200
Plano, Texas (Address of principal executive offices)	75024 (Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000
NA
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Compensatory Arrangements of Certain Officers
(e)
     On May 15, 2008, the Board of Directors (the “Board”) of Denbury Resources Inc. (the “Company”) approved an amendment to Restricted Stock Awards that have been issued to officers and directors under the Company’s 2004 Omnibus Stock and Incentive Plan. The amendment would eliminate the requirement that upon vesting of restricted stock awards or performance awards held by Company officers, and upon vesting of restricted stock awards held by directors, one-third of the officers’ vested shares (60% of the vested shares for directors) must continue to be held as “retained vested shares” and those shares are not delivered to the officer or director until separation from the Company. This change has no impact on the timing or number of shares that have vested or will vest in the future under these awards. The Company believes that eliminating the one-third hold requirement and replacing it with stock ownership guidelines is a better method to attract and retain executives and directors by making more shares available to officers and directors prior to their separation from the Company, while at the same time encouraging significant and long-term share ownership. No change is being made to the 35% portion of the restricted stock awards granted to officers in 2004 that vest only upon retirement (as defined in the plan, but in no case prior to age 60).
     In place of the holding requirements for these portions of vested restricted share awards and vested performance awards, the Company is instead implementing stock ownership guidelines. Under the guidelines, all officers will be expected to hold stock with a value equal to three times their then annual base salary, and directors will be expected to hold stock with a value of three times their then annual compensation. If an officer that is part of the Company’s Investment Committee (senior management, our Named Executive Officers) or director has not yet met such stock ownership levels or falls below such levels for a specified period, the guidelines will provide that no shares of common stock can be sold by that officer or director (except in connection with tax withholding or an hardship exception granted by the Board) until such ownership levels are reached. If an officer that is not part of the Investment Committee has not yet met such stock ownership levels or falls below such levels for a specified period, the guidelines will provide that such officer must retain and hold at least one-third of any restricted shares that vest until such ownership levels are reached, unless a hardship exception is granted by the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.

Date: May 20, 2008	By:	/s/ Phil Rykhoek
	Name:	Phil Rykhoek
	Title:	Senior Vice President and Chief Financial Officer

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